UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2022
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

23 South Main Street, Suite 3B, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00	WTM	New York Stock Exchange
per share		Bermuda Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 8.01 Other Events.

On May 26, 2022, Kudu Investment Management, LLC (“Kudu”) raised $114 million of equity capital (the “Transaction”) from Massachusetts Mutual Life Insurance Company (“Mass Mutual”) and WM Regent, Ltd. (“WM Regent” and, together with its ultimate parent entity, White Mountains Insurance Group, Ltd., “White Mountains”). Mass Mutual agreed to contribute $64 million, and WM Regent agreed to contribute $50 million, in each case, at a pre-money valuation of 1.3x, or $114 million above, the December 31, 2021 equity value of Kudu’s go-forward portfolio of participation contracts. Kudu’s go-forward portfolio excludes $54 million of enterprise value relating to two portfolio companies that have announced sale transactions. As a result of the Transaction, White Mountains’s basic ownership of Kudu decreases from 99% to 89%.

On May 26, 2022, Kudu issued a press release announcing the transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated May 26, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
May 26, 2022	By:	/s/ MICHAELA J. HILDRETH Michaela J. Hildreth Managing Director and Chief Accounting Officer

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